TeraWulf Reports Second Quarter 2026 Results
102 MW of revenue-generating critical IT capacity online at Lake Mariner, with an additional 336 MW under construction and delivery expected within cost and schedule guidance
Expands power-backed platform in Kentucky through ~$19 billion Anthropic lease at Justified and acquisition of the gigawatt-scale Muskie Data Campus
Agrees to monetize Abernathy Joint Venture interest for ~$530 million and reaffirms target of contracting 250–500 MW of incremental critical IT capacity annually
EASTON, Md. – August 5, 2026 – TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), a vertically integrated owner, developer and operator of large-scale digital infrastructure, today announced its financial results for the second quarter ended June 30, 2026 and provided an update on its operations, development activities and strategic execution.
Second Quarter 2026 Financial Highlights
•Generated second-quarter revenue of $44.8 million, including $31.9 million of HPC lease revenue, representing approximately 71% of total revenue.
•Ended the quarter with approximately $3.0 billion of cash and restricted cash, maintaining substantial liquidity to fund contracted development and future growth.
Q2 2026 Operational and Development Highlights
•Operated 81 MW of revenue-generating critical IT capacity at Lake Mariner as of June 30, 2026 and completed delivery of CB-3 in early July, increasing revenue-generating capacity to 102 MW and satisfying the applicable conditions for $600 million of Google’s credit support for Fluidstack’s lease obligations to become effective.
•Continued construction of an additional 336 MW across CB-4 and CB-5. The first CB-4 data hall has entered commissioning, with phased delivery and rent commencement expected during the second half of 2026, while CB-5 remains targeted to begin phased delivery in early 2027. WULF Compute continues to progress within the Company’s previously disclosed cost guidance of $8-10 million per critical IT MW.
•Acquired the Muskie Data Campus in Eastern Kentucky and entered into electric service and related infrastructure agreements with Kentucky Power Company providing for up to 1 GW of contracted electric service.
Subsequent Events
•Entered into a 20-year data center lease with Anthropic for approximately 401 MW of critical IT capacity at the Justified Data Campus. The lease represents approximately $19 billion of contracted revenue over the initial term and up to approximately $33 billion if Anthropic exercises both five-year extension options.
•Entered into an agreement to sell the Company’s entire 50.1% interest in the Abernathy Joint Venture for aggregate cash consideration of approximately $530 million.

•Received FERC authorization for the proposed acquisition of the Morgantown generating station, clearing a significant regulatory condition toward closing and development of the up to 1 GW Chesapeake Data Campus.
Management Commentary
Paul Prager, Chairman and Chief Executive Officer of TeraWulf, commented:
“The second quarter demonstrates that TeraWulf is moving from platform formation to scaled execution. At Lake Mariner, we delivered additional contracted capacity and converted it into recurring lease revenue. In Kentucky, we established the next phase of growth through the Anthropic lease at Justified and the acquisition of the gigawatt-scale Muskie Data Campus.
These are not isolated developments. They reflect a repeatable model built around controlling power-advantaged infrastructure, securing long-duration customer contracts and delivering capacity in phases. As access to power becomes the defining constraint on AI infrastructure development, we believe our ability to combine energy expertise, infrastructure control and execution at scale will become increasingly valuable.
Our agreement to monetize Abernathy reflects the same discipline. We are prepared to realize value where appropriate and redeploy capital toward larger-scale opportunities where we have greater control over the infrastructure, customer relationship and long-term economics. Our objective is not simply to accumulate megawatts—it is to build a durable, capital-efficient platform that compounds value for shareholders."
Patrick Fleury, Chief Financial Officer of TeraWulf, added:
“The second quarter marked another meaningful step in the transformation of our financial profile, with HPC leasing representing approximately 71% of total revenue.
The delivery of CB-3 also unlocked $600 million of Google’s credit support for Fluidstack’s lease obligations. This is an important credit milestone that further strengthens the contracted revenue profile of the Lake Mariner buildout.
With substantial liquidity and access to project-level financing, we have the flexibility to complete our contracted developments and fund the next phase of growth. We remain focused on matching capital deployment to contracted demand and selectively recycling capital when doing so improves control, scale and long-term shareholder returns.”
Infrastructure Platform Expansion
TeraWulf continues to expand its national platform beyond its flagship Lake Mariner Data Campus, focusing on power-advantaged sites capable of supporting large-scale, phased HPC development.
Justified Data Campus - Hawesville, Kentucky
Justified is a large-scale HPC campus with access to up to approximately 480 MW of gross power capacity, an energized on-site substation, existing high-voltage transmission infrastructure and more than 250 buildable acres. Subsequent to quarter-end, TeraWulf entered into a 20-year lease with Anthropic for approximately 401 MW of critical IT capacity, with initial delivery expected in the second half of 2027 and full delivery expected in early 2028.

Muskie Data Campus - Grayson, Kentucky
Acquired in May 2026, Muskie comprises approximately 308 acres in Eastern Kentucky. Electric service and related infrastructure agreements with Kentucky Power Company provide for up to 1 GW of contracted electric service, with initial service expected in the fourth quarter of 2028 and phased development thereafter.
Chesapeake Data Campus - Morgantown, Maryland
Chesapeake is an existing grid-connected generation site with approximately 210 MW of operational capacity, substantial electrical infrastructure and significant long-term expansion potential. On July 29, 2026, FERC authorized the pending acquisition of the Morgantown generating station. Subject to the remaining closing conditions and required approvals, the site could support an integrated generation, energy-storage and data center campus capable of scaling to up to 1 GW, with initial data center operations currently contemplated for 2030.
New York Platform - Lake Mariner and Lake Hawkeye
In New York, TeraWulf continues to expand its flagship Lake Mariner Data Campus while advancing Lake Hawkeye as a longer-term redevelopment opportunity. In addition to the 102 MW of revenue-generating critical IT capacity and 336 MW currently under construction at Lake Mariner, the Company is pursuing 250 MW of incremental power capacity, subject to applicable interconnection approval. Lake Hawkeye encompasses approximately 183 leased acres at a former industrial site with existing electrical infrastructure and, subject to permitting and site development, has the potential to support approximately 400 MW of gross capacity, or approximately 320 MW of critical IT load, with operations not currently contemplated until approximately 2029.
Strategic Positioning
TeraWulf’s development model is focused on controlling power-advantaged infrastructure, securing long-duration, credit-supported customer contracts, aligning capital deployment with contracted demand and financing and delivering capacity in sequential phases. The Muskie acquisition, Anthropic lease and agreement to monetize the Company’s interest in the Abernathy Joint Venture demonstrate the repeatability of this model across site acquisition, customer contracting, project execution and capital recycling.
Against this backdrop, TeraWulf reaffirms its target of contracting 250 MW to 500 MW of incremental critical IT capacity annually. The Company intends to pursue that growth selectively, prioritizing opportunities with secured power, clear customer demand, scalable infrastructure and attractive risk-adjusted returns.
Investor Conference Call and Webcast
The Company will host its earnings conference call and webcast for the second quarter ended June 30, 2026, today, August 5, 2026, at 8:00 a.m. Eastern Time. The call will be available for replay in the “News & Events” section of the Company’s website at https://investors.terawulf.com/events-and-presentations/.

About TeraWulf
TeraWulf develops, owns and operates large-scale, power-backed digital infrastructure in the United States, purpose-built for high-performance computing and artificial intelligence workloads. The Company combines long-term control of land, power and interconnection infrastructure with deep in-house expertise in energy markets, infrastructure development and data center operations. TeraWulf operates the Lake Mariner Data Campus in New York and is developing and pursuing additional large-scale campuses in Kentucky, New York and Maryland. The Company also operates existing bitcoin-mining infrastructure at Lake Mariner, portions of which are being repurposed to support contracted HPC development.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “seek,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “strategy,” “opportunity,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) TeraWulf’s ability to attract additional customers to lease its HPC data centers; (2) TeraWulf’s ability to complete its data center campuses and future strategic growth initiatives in a timely manner or within anticipated cost estimates; (3) operational risks associated with its data centers and TeraWulf’s ability to perform under its existing data center lease agreements; (4) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to expansion or existing operations; (6) adverse geopolitical or economic conditions, including a high inflationary environment, the implementation of new tariffs and more restrictive trade regulations; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability and cost of power as well as electrical infrastructure equipment necessary to maintain and grow the business and operations of TeraWulf; and (9) other risks and uncertainties detailed from time to time in TeraWulf’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.

Investors:
Investors@terawulf.com

Media:
media@terawulf.com

CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2026 AND DECEMBER 31, 2025
(In thousands, except number of shares and par value; unaudited)

	June 30, 2026	December 31, 2025

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,619,191	$3,266,389
Restricted cash	142,938	189,933
Accounts receivable	13,202	1,212
Digital assets	133	270
Prepaid expenses	18,314	6,272
Other current assets	12,726	14,197
Total current assets	2,806,504	3,478,273
Property, plant and equipment, net	3,600,191	1,507,699
Equity in net assets of investee	424,062	446,008
Goodwill	55,457	55,457
Operating lease right-of-use asset	101,754	103,975
Finance lease right-of-use asset	117,814	119,338
Restricted cash	266,479	266,453
Deferred charges	572,599	572,888
Restricted trust investments	20,607	—
Other assets	82,928	8,091
TOTAL ASSETS	$8,048,395	$6,558,182

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$197,812	$65,139
Accrued construction liabilities	287,461	102,582
Accrued interest	57,292	52,775
Other current liabilities	159,472	74,170
Other amounts due to related parties	664	200
Current portion of deferred rent liability	49,682	58,184
Current portion of operating lease liability	2,102	2,015
Current portion of finance lease liability	2	2

Warrant liabilities	1,816,690	844,698
Current portion of long-term debt	90,718	46,316
Short-term convertible notes	1,101,976	489,767
Total current liabilities	3,763,871	1,735,848
Deferred rent liability, net of current portion	944	23,285
Operating lease liability, net of current portion	21,220	22,309
Finance lease liability, net of current portion	288	289
Long-term debt	3,019,335	3,052,240
Convertible notes	1,001,083	1,582,788
Deferred tax liabilities	132	76
Other liabilities	93,994	902
TOTAL LIABILITIES	7,900,867	6,417,737

Commitments and Contingencies (See Note 12)

EQUITY:
Preferred stock, $0.001 par value, 100,000,000 authorized at June 30, 2026 and December 31, 2025; none issued and outstanding at June 30, 2026 and December 31, 2025; aggregate liquidation preference of $0 at June 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value, 950,000,000 authorized at June 30, 2026 and December 31, 2025; 522,901,181 and 444,534,694 issued at June 30, 2026 and December 31, 2025, respectively; 498,932,431 and 420,065,944 outstanding at June 30, 2026 and December 31, 2025, respectively	523	444
Additional paid-in capital	2,656,313	1,285,202
Treasury stock at cost, 23,968,750 and 24,468,750 at June 30, 2026 and December 31, 2025, respectively	(148,309)	(151,509)
Accumulated deficit	(2,361,243)	(993,692)
Total TeraWulf Inc. stockholders' equity	147,284	140,445
Noncontrolling interests	244	—
Total equity	147,528	140,445
TOTAL LIABILITIES AND EQUITY	$8,048,395	$6,558,182
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026 AND 2025
(In thousands, except number of shares and loss per common share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenue:

Digital asset revenue	$12,835	$47,636	$25,825	$82,041
HPC lease revenue	31,932	—	52,954	—
Total revenue	44,767	47,636	78,779	82,041

Costs and expenses:
Cost of revenue (exclusive of depreciation shown below)	12,400	22,094	14,761	46,647
Operating expenses	21,705	2,039	30,721	3,183
Operating expenses – related party	1,733	1,475	3,919	3,223
Selling, general and administrative expenses	112,411	9,996	240,016	56,569
Selling, general and administrative expenses – related party	14,529	4,292	14,688	7,863
Depreciation	21,241	18,786	49,718	34,360
Loss (gain) on fair value of digital assets, net	799	(887)	1,452	(17)
Change in fair value of contingent consideration	—	1,600	—	1,600
Impairment of property, plant, and equipment		—	25,697	—
Loss on disposals of property, plant, and equipment	399	3,831	399	3,831
Total costs and expenses	185,217	63,226	381,371	157,259

Operating loss	(140,450)	(15,590)	(302,592)	(75,218)
Interest expense	(56,389)	(4,012)	(123,460)	(8,061)
Change in fair value of warrants	(755,667)	—	(971,992)	—
Loss on extinguishment of debt	(7,116)	—	(7,116)	—
Interest income	28,956	1,232	58,367	3,491
Other income	930	—	930	—
Loss before income tax and equity in net loss of investee	(929,736)	(18,370)	(1,345,863)	(79,788)
Income tax provision	(28)	—	(56)	—
Equity in net loss of investee, net of tax	(11,063)	—	(22,611)	—
Net loss	(940,827)	(18,370)	(1,368,530)	(79,788)
Less: net loss attributable to noncontrolling interests	(910)	—	(979)	—
Net loss attributable to TeraWulf Inc	$(939,917)	$(18,370)	$(1,367,551)	$(79,788)

Loss per common share:
Basic and diluted	$(1.94)	$(0.05)	$(3.01)	$(0.21)

Weighted average common shares outstanding:
Basic and diluted	485,734,901	386,895,095	454,540,588	385,032,650
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2026 AND 2025
(In thousands; unaudited)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,368,530)	$(79,788)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Amortization of debt issuance costs, commitment fees and accretion of debt discount	23,000	1,215
Related party expense settled with respect to common stock	—	2,375
Stock-based compensation expense	185,357	39,978
Stock-based charitable contribution	14,390	—
Depreciation	49,718	34,360
Accretion of asset retirement obligations	435	—
Change in asset retirement obligations estimate	15	—
Amortization of right-of-use asset	3,745	1,435
Revenue recognized from digital assets mined and hosting services	(25,825)	(82,041)
Loss (gain) on fair value of digital assets, net	1,452	(17)
Change in fair value of contingent consideration	—	1,600
Impairment of property, plant, and equipment	25,697	—
Loss on disposals of property, plant, and equipment	399	3,831
Change in fair value of warrants	971,992	—
Loss on extinguishment of debt	7,116	—
Deferred income tax provision	56	—
Other income	(43)	—
Equity in net loss of investee, net of tax	22,611	—
Changes in operating assets and liabilities:
Increase in accounts receivable	(12,123)	(544)
Increase in prepaid expenses	(12,042)	(3,259)
Increase in other current assets	(7,416)	(1,027)
Decrease in deferred charges	289	—
Decrease (increase) in other assets	5,348	(7,700)
Increase in accounts payable	5,584	355
(Decrease) increase in accrued interest and other current liabilities	(12,394)	1,770
Increase (decrease) in other amounts due to related parties	464	(750)

(Decrease) increase in deferred rent liability	(30,843)	90,000
Decrease in operating lease liability	(1,003)	(43)
Decrease in other liabilities	(1,749)	(73)
Net cash (used in) provided by operating activities	(154,300)	1,677

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of and deposits on plant and equipment	(1,378,514)	(213,629)
Proceeds from sales of property, plant and equipment	68	1,882
Cash paid for asset acquisition	(231,350)	—
Acquisition of a business, net of cash acquired	—	(2,731)
Purchase of securities	(20,563)	—
Proceeds from sale of digital assets	24,643	82,382
Net cash used in investing activities	(1,605,716)	(132,096)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of short-term debt, net of issuance costs paid of $7,250 and $0	92,750	—
Repayment of short-term debt	(100,075)	—
Payment of debt issuance costs for revolving credit facility	(2,145)	—
Proceeds from issuance of common stock, net of issuance costs paid of $35,864 and $0	1,199,820	—
Proceeds from exercise of warrants	7,038	—
Purchase of treasury stock	—	(33,292)
Payments of tax withholding related to net share settlements of stock-based compensation awards	(131,539)	(18,936)
Net cash provided by (used in) financing activities	1,065,849	(52,228)

Net change in cash and cash equivalents	(694,167)	(182,647)
Cash, cash equivalents and restricted cash at beginning of period	3,722,775	274,065
Cash, cash equivalents and restricted cash at end of period	$3,028,608	$91,418

Cash paid during the period for:
Interest	$131,072	$7,114
Income taxes	$—	$—

Non-GAAP Measure
The Company presents Adjusted EBITDA, which is not a measurement of financial performance under generally accepted accounting principles in the United States (“U.S. GAAP”). The Company defines non-GAAP “Adjusted EBITDA” as net loss adjusted for: (i) impacts of interest, taxes, depreciation and amortization; (ii) stock-based compensation expense, amortization of right-of-use asset, accretion of asset retirement obligations, related party expenses settled with respect to Common Stock and stock-

based charitable contribution to The TeraWulf Charitable Foundation which are non-cash items that the Company believes are not reflective of its general business performance, and for which the accounting requires management judgment, and the resulting expenses could vary significantly in comparison to other companies; (iii) equity in net loss of investee, net of tax, related to the Abernathy Joint Venture; (iv) interest income and other income for which management believes are not reflective of the Company’s ongoing operating activities; (v) change in fair value of warrant liabilities, changes in fair value of contingent consideration, loss on extinguishment of debt, loss on disposals of property, plant and equipment and impairment of property, plant and equipment which are not reflective of the Company’s general business performance; and (vi) acquisition-related transaction costs which management believes are not reflective of the Company’s ongoing operating activities.
Management believes that providing this non-GAAP financial measure allows for meaningful comparisons between the Company's core business operating results and those of other companies, and provides the Company with an important tool for financial and operational decision making and for evaluating its own core business operating results over different periods of time. In addition to management's internal use of non-GAAP Adjusted EBITDA, management believes that Adjusted EBITDA is also useful to investors and analysts in comparing the Company’s performance across reporting periods on a consistent basis. Management believes the foregoing to be the case even though some of the excluded items involve cash outlays and some of them recur on a regular basis (although management does not believe any of such items are normal operating expenses necessary to generate the Company’s revenues). For example, the Company expects that share-based compensation expense, which is excluded from Adjusted EBITDA, will continue to be a significant recurring expense over the coming years and is an important part of the compensation provided to certain employees, officers, directors and consultants.
The Company’s Adjusted EBITDA measure may not be directly comparable to similar measures provided by other companies in the Company’s industry, as other companies in the Company’s industry may calculate non-GAAP financial results differently. The Company's Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP and should not be considered as an alternative to net loss or any other measure of performance derived in accordance with U.S. GAAP. Although management utilizes internally and presents Adjusted EBITDA, the Company only utilizes that measure supplementally and does not consider it to be a substitute for, or superior to, the information provided by U.S. GAAP financial results. Accordingly, Adjusted EBITDA is not meant to be considered in isolation of, and should be read in conjunction with, the information contained in the Company’s condensed consolidated financial statements, which have been prepared in accordance with U.S. GAAP.

The following table is a reconciliation of the Company’s non-GAAP Adjusted EBITDA to its most directly comparable U.S. GAAP measure (i.e., net loss) for the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss attributable to TeraWulf, Inc	$(939,917)	$(18,370)	$(1,367,551)	$(79,788)
Net loss attributable to non-controlling interest	(910)	—	(979)	—
Net loss	(940,827)	(18,370)	(1,368,530)	(79,788)
Adjustments to reconcile net loss to non-GAAP Adjusted EBITDA:
Equity in net loss of investee, net of tax	11,063	—	22,611	—
Income tax provision	28	—	56	—
Other income	(930)	—	(930)	—
Interest income	(28,956)	(1,232)	(58,367)	(3,491)
Loss on extinguishment of debt	7,116	—	7,116	—
Change in fair value of warrants	755,667	—	971,992	—
Interest expense	56,389	4,012	123,460	8,061
Loss on disposals of property, plant, and equipment	399	3,831	399	3,831
Impairment of property, plant, and equipment	—	—	25,697	—
Change in fair value of contingent consideration	—	1,600	—	1,600
Depreciation	21,241	18,786	49,718	34,360
Accretion of asset retirement obligations	267	—	435	—
Amortization of right-of-use asset	1,874	750	3,745	1,435
Stock-based compensation expense	83,939	1,304	185,357	39,978
Stock-based charitable contribution	14,390	—	14,390	—
Related party expense settled with respect to common stock	—	2,375	—	2,375
Acquisition-related transaction costs	—	1,475	438	1,475
Non-GAAP Adjusted EBITDA	$(18,340)	$14,531	$(22,413)	$9,836